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                                                                    EXHIBIT 99.5



                      TRANSCENDENT DESIGN TECHNOLOGY, INC.
                                STOCK OPTION PLAN


        1. PURPOSE

           The purposes of the Transcendent Design Technology, Inc. Stock Option Plan are to assist Transcendent Design Technology, Inc. in attracting, motivating and retaining key employees, directors and consultants, and to provide incentives that will further its development and success and will unify the interests of key employees, directors, consultants and shareholders through increased employee and director stock ownership.

        2. DEFINITIONS

           For purposes of this Plan.

           "BOARD" means the Board of Directors of the Company.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMMITTEE" means the Stock Option Committee appointed pursuant to
           Section 13 of this Plan.

           "COMPANY" means Transcendent Design Technology, Inc., a Delaware corporation.

           "CONSULTANT" means any person who is performing services for the Company as an independent contractor.

           "DIRECTOR" means any person who is a member of the Board.

           "EMPLOYEE" means any person who is an employee of the Company or of any Parent Corporation or Subsidiary Corporation.

           "INCENTIVE STOCK OPTION" means an option that is designated by the Committee as an "incentive stock option" within the meaning of Code
           Section 422.

           "NONSTATUTORY OPTION" means an Option that is designated by the Committee as such or that is not designated by the Committee as an Incentive Stock Option.

           "OPTION" means an option granted under this Plan to purchase shares of Stock. An "Option" may be either an Incentive Stock Option or a Nonstatutory Option.

           "PARENT CORPORATION" shall have the meaning set forth in Code Section 424(e).


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           "PARTICIPANT" means a person to whom an option is granted under this
           Plan.

           "PERMANENT DISABILITY" means permanent and total disability within the meaning of Code Section 22(e)(3), which reads, in pertinent part, as follows:

                  An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

           "PLAN" means this Transcendent Design Technology, Inc. Stock Option Plan.

           "RETIREMENT" means normal retirement of an Employee under policies established by his or her employer.

           "STOCK" means the Non-Voting Common Stock of the Company. Unless the context expressly indicates otherwise, "shares" means shares of Stock.

           "SUBSIDIARY CORPORATION" shall have the meaning set forth in Code
           Section 424(f).

           "TEN PERCENT SHAREHOLDER" means an Employee who on the date of grant of the Option owns (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary Corporation or any Parent Corporation.

        3. SHARES SUBJECT TO PLAN

           Options may be granted under this Plan to acquire an aggregate of up to 2,000,000 shares of Stock, subject to adjustment as provided in Section 7 of this Plan. If Options terminate, expire or are canceled without having been fully exercised, the number of shares subject to such Options (but only to the extent not exercised prior to termination, expiration or cancellation) may again be subject to Options granted under this Plan.

        4. ELIGIBILITY

           Any key Employee, any key Consultant and any Director shall be eligible to become a Participant and to acquire an Option to purchase Stock. Additional Options may be granted to a Participant while such Participant continues as an Employee, Consultant or Director. The Committee may exclude otherwise eligible persons.

        5. GRANT OF OPTIONS

           The Committee shall, from time to time and in its absolute discretion, determine which Employees are key Employees, which Consultants are key Consultants and which eligible persons shall become Participants. Either Incentive Stock Options or Nonstatutory Options, as




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determined by the Committee in its absolute discretion, may be granted to
Employees, and only Nonstatutory Options may be granted to Directors who are not Employees and to Consultants. The Committee also shall determine the number of shares of Stock to be subject to each option and the price, terms and conditions, consistent with this Plan, of each Option.

           Without limiting the generality of the preceding paragraph, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to a Employee, Consultant or Director, that the Employee, Consultant or Director surrender for cancellation some or all of any unexercised options which have been previously granted to the Employee, Consultant or Director. An Option, the grant of which is conditioned upon such surrender, may have an option price lower or higher than the option price of the surrendered Option, may cover the same, or a lesser or greater, number of shares as the surrendered option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

           Notwithstanding any other provision of this Plan, the aggregate fair market value (determined as of the dates of their respective grants) of shares as to which incentive stock options (within the meaning of Code Section 422(b)) granted or assumed by the Company, any Parent Corporation and any Subsidiary Corporation first become exercisable by a Participant in any calendar year shall not exceed $100,000. The excess, if any, shall be treated as Nonstatutory Options.

        6. OPTION TERMS

           Each Option shall be evidenced by a written Stock Option Agreement in a form approved by the Committee. Each Stock Option Agreement shall be executed by the Company and by the Participant receiving the option. Each Option shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

           6.1 TYPE OF OPTION; NUMBER OF SHARES

           Each Stock Option Agreement shall indicate whether the Option is an Incentive Stock Option or a Nonstatutory option and shall specify the number of shares of Stock subject to the Option.

           6.2 OPTION PRICE

           The price of the shares subject to each Option shall be determined by the Committee and shall be set forth in the Stock Option Agreement, provided that the price per share shall not be less than the fair market value of such share on the day the Option is granted; and provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the price per share shall not be less than 110% of the fair market value of such share at the time such option is granted.

           For purposes of this Plan, the fair market value of a share on a given date shall be: (a) if the Stock is traded on one or more securities exchanges, the mean between the high and low sale price of a share on such date on the principal exchange on which the shares are traded




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or, if no shares were traded on such date, then the next preceding trading day
(not more than ten) on which trading occurred; or (b) if the Stock is not traded on a securities exchange but is quoted on NASDAQ or a successor interdealer quotation system, the mean between the high and low sale price (if a National Market System security) or the mean between the representative bid and asked prices (in all other cases) on such date as reported by NASDAQ or such successor quotation system or, if no shares were traded or quoted on such date, then the next preceding day (not more than ten) on which trading or such quotations occurred; or (c) if the Stock is otherwise traded in the over-the-counter market, the mean between the high and low bid quotations on such date; or, if there are no bid quotations on such date, then the next preceding trading day (not more than ten) on which such quotations occurred; or (d) if the Stock is not publicly traded on a securities exchange or traded or quoted in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the fair market value shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations (concerning the valuation of stocks and bonds for purposes of Code Section 2031).

           6.3 PERIOD OF EXERCISE

           No Option shall be exercisable in whole or in part after ten years from the date of grant. Notwithstanding the foregoing, no Incentive Stock Option granted to a Ten Percent Shareholder may be exercisable after five years from the date such Option is granted. Subject to the foregoing limitations and Sections 6.5 and 8 of this Plan, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in each Stock Option Agreement.

           The Committee may in its absolute discretion, and on such terms and conditions as it considers appropriate, accelerate the times at which an Option may be exercised in whole or in part.

           6.4 MANNER AND CONDITIONS OF EXERCISE

           To exercise an Option or any portion thereof, the Participant or other person then entitled to exercise such Option or portion thereof shall deliver to the Secretary of the Company a notice in writing signed by the Participant or such other person stating that such Option or portion is exercised, specifying the number of shares to be acquired upon exercise and complying with all applicable rules established by the Committee, together with the following:

               (a) Full payment (in cash or bank cashiers' check) for the shares with respect to which such option or portion is being exercised; or

               (b) With the consent of the Committee, shares of Stock owned by the Participant, duly endorsed for transfer to the Company, with a fair market value (as determinable under Section 6.2 of this Plan) on the date of exercise equal to the aggregate purchase price of the shares with respect to which such option or portion is being exercised; or




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               (c) With the consent of the Committee, a full recourse promissory note in a form, bearing interest (at a rate at least equal to the minimum rate necessary to avoid imputed interest under the Code) and payable upon such terms as may be prescribed by the Committee; or

               (d) Any combination of the consideration provided in the foregoing subsections (a), (b) and (c).

No such exercise shall be effective unless and until a proper notice and payment have been delivered as provided above. No fractional shares shall be issued under this Plan.

           In the event that an Option or portion thereof shall be exercised pursuant to Sections 6.5 or 6.6 of this Plan by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof shall be delivered to the Company.

           The Committee may require, as a condition to the exercise of an option, such representations and covenants as it, in its absolute discretion, deems necessary to effect compliance with the Securities Act of 1933, as amended, any state securities laws or rules and regulations thereunder. The Committee may also require, as a condition to the exercise of an Option, that the Participant execute and deliver a buy-sell agreement or other agreement restricting transfer of shares issued on exercise of an Option and providing the Company with an option to purchase such shares in certain circumstances, in such form as the Committee shall determine in its discretion.

           The Participant, as a condition to exercising an option, shall also make any arrangements determined by the Committee to be necessary or appropriate to satisfy any federal and state withholding tax obligation resulting from the exercise of an Option, from a disposition described in Section 9 of this Plan or from the termination or partial termination of any restriction applicable to any share acquired on exercise of an Option, including the retention of shares by the Company or the delivery of shares to the Company equal in amount to all or a portion of the withholding tax obligation pursuant to such arrangements as may be established by the Committee. Any shares retained by or delivered to the Company under this Section shall be valued at the date of exercise in the same manner as provided under Section 6.2 of this Plan.

           To insure that such exercise and any resales are made in compliance with the Securities Act of 1933, as amended, and the Certificate of Incorporation and Bylaws of the Company, the Company may imprint an appropriate legend on certificates representing shares acquired on the exercise of an option and issue appropriate stop-transfer orders to its transfer agents. Any stock certificate evidencing shares of Stock issued pursuant to the exercise of an option shall bear such other legends as the Committee, in the exercise of its absolute discretion, shall require.

           6.5 CESSATION OF EMPLOYMENT OR SERVICE AS DIRECTOR OR CONSULTANT

           If a Participant who is an Employee or a Consultant but is not a Director ceases to be an Employee or a Consultant other than by reason of Retirement, death or Permanent




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Disability, the Participant shall be permitted to exercise his or her Option, to the extent it was exercisable at the date of cessation, until 60 days after such date, but in no event after its stated expiration date.

           If a Participant who is a Director but not an Employee ceases to be a Director, other than by reason of death, the Participant shall be permitted to exercise his or her Option, to the extent it was exercisable at the date of cessation, until 60 days after such date, but in no event after its stated expiration date.

           If a Participant who is an Employee or a Consultant but not a Director ceases to be an Employee or a Consultant because of Retirement, the Participant shall be permitted to exercise his or her option, to the extent it was exercisable at the date of Retirement, until three months after such date, but in no event beyond its stated expiration date.

           If a Participant who is an Employee or a Consultant but not a Director ceases to be an Employee or a Consultant because of Permanent Disability, the Participant shall be permitted to exercise his or her option, to the extent it was exercisable at the date of cessation of employment, until one year after the date he or she ceases to be an Employee, but in no event after its stated expiration date.

           If a Participant dies while an Employee, a Consultant or a Director or within three months after (i) ceasing to be an Employee because of Retirement or Permanent Disability, or (ii) ceasing to be a Consultant because of Permanent Disability, his or her option may be exercised by the Participant's estate or any person who acquired the right to exercise the Option by Will or the laws of descent and distribution, to the extent it was exercisable at the date of cessation of employment or cessation of service as a Consultant, until one year after the date of death, but in no event after its stated expiration date.

           If a Participant who is both an Employee and a Director ceases to be an Employee but remains a Director, or ceases to be a Director but remains an Employee, then all of the Participant's Nonstatutory Options shall remain in effect and, if the Participant ceases to be an Employee, all of the Participant's Incentive Stock Options shall become Nonstatutory Options 30 days after the date of cessation.

           Transfers of employment between the Company and any Subsidiary Corporation or between Subsidiary Corporations shall not be deemed cessation of employment for purposes of any Option granted hereunder.

           6.6 NONTRANSFERABILITY

           During the lifetime of a Participant, his or her option shall be exercisable only by the Participant and no Option shall be transferable other than by Will or the laws of descent and distribution. No interest of any Participant under this Plan or in any Option shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.




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         7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

            In the event of any change in the Stock by reason of any stock dividend, recapitalization, split-up, combination or exchange of shares, or by reason of any similar change affecting the Stock (but not the issuance of additional shares, securities convertible into shares or options or rights to acquire shares of Stock or the Company's repurchase of shares), the number and class of shares which thereafter may be acquired on exercise of Options under this Plan and the number and class of shares subject to outstanding Options and the exercise price of each such share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants. Any such adjustment shall be final and binding on each Participant.

         8. MERGER, CONSOLIDATION, ETC.

            In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall become exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 6.3 of this Plan or any installment provisions of such option.

         9. DISQUALIFYING DISPOSITIONS

            If a Participant makes a "disposition" (within the meaning of Code
Section 424(c)) of any shares issued upon exercise of an Incentive Stock Option within two years after the date the Incentive Stock Option is granted or within one year after shares are issued to the Participant pursuant to the exercise of the Incentive Stock Option, the Participant shall notify the Committee in writing of such disposition within 20 days thereafter.

        10. NO RIGHTS AS A SHAREHOLDER

            No Participant shall have any rights or privileges as a shareholder with respect to any shares subject to Options prior to the date of issuance to him or her of a certificate for such shares.

        11. NO RIGHT TO CONTINUED RELATIONSHIP

            Neither this Plan nor any Option granted under this Plan shall confer upon any Participant or any other person any right to continued employment, engagement or directorship by or with the Company or any Parent Corporation or Subsidiary Corporation, nor shall it interfere in any way with the right of his or her employer or its shareholders to terminate his or her employment, engagement or directorship at any time for any reason whatsoever, with or without cause.




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        12. COMPLIANCE WITH LAWS AND REGULATIONS

            This Plan, the grant and exercise of Options under this Plan and the obligation of the Company to sell and deliver shares under Options shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificate for shares of Stock either (a) prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed or inclusion on any interdealer quotation system on which the Stock may be quoted, and (ii) the completion of any registration or qualification of such shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable, or (b) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel.

        13. ADMINISTRATION

            The Board shall appoint a Stock Option Committee consisting of at least one Director to administer this Plan. The Committee member(s) shall serve at the pleasure of the Board. If the Board does not appoint a Committee, the Board shall administer this Plan and shall have the powers and duties granted to the Committee in this Plan.

            If Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, no Director shall be appointed to, or shall serve on, the Committee unless he or she shall be a "disinterested person" within the meaning of Rule 16b-3 under such Act as presently in effect or hereafter amended. No Options may be granted to a Committee member during his or her tenure on the Committee.

            The Committee shall administer this Plan in accordance with its provisions and shall have full authority to interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan. Without limiting the generality of the preceding sentence, the Committee may, in its discretion, determine that for Option purposes a Participant remains an Employee during all or any portion of a leave of absence approved by the Company. Any interpretation, determination, or other action made or taken by the Committee shall be final and binding upon all Participants.

            No member of the Committee and no officer of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any option, and all such persons shall be fully indemnified and protected by the Company, to the full extent that the Company is permitted to provide such indemnification and protection, in respect to any such action, determination or interpretation.

        14. EFFECTIVE DATE

            This Plan shall be effective as of the date of adoption by the Board.




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        15. APPROVAL BY SHAREHOLDERS

            This Plan will be submitted for the approval by holders of a majority of the shares of stock voting thereon within twelve months after the Board's adoption of this Plan. Options may be granted prior to such shareholder approval, provided that such options shall not be exercisable prior to the time when the Plan is approved by shareholders and, if such approval is not obtained by the end of the twelve-month period, all Options previously granted shall thereupon be canceled and this Plan shall terminate.

        16. AMENDMENT AND DISCONTINUANCE

            The Board may from time to time amend, suspend or discontinue this Plan; provided that, without approval of the holders of a majority of the shares of stock voting thereon, no action of the Board shall (a) increase the number of shares reserved for Options pursuant to Section 3 of this Plan, (b) permit the grant of any Option at a price less than that determined in accordance with
Section 6.2 of this Plan, or (c) permit the grant of Options which expire beyond the periods provided for in Section 6.3 of this Plan. Without the written consent of a Participant, no such amendment, suspension or discontinuance of this Plan shall alter or impair any option previously granted to such Participant pursuant to this Plan.

        17. TERM

            Unless terminated earlier pursuant to Section 15 of this Plan, this Plan shall expire on, and no further Options shall be granted pursuant to this Plan on or after, ten years after the date of adoption of this Plan by the Board.




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